UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): September 21, 2004

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2004, the registrant’s Board of Directors established a new policy for director compensation based on recommendations by the Nominating Committee. The new policy offers a total compensation package that the Board believes is commensurate with other public retailers and better aligns director and shareholder interests. The registrant is filing this Current Report on Form 8-K to disclose the changes to director compensation, as further described below.

Director compensation is established by the Board of Directors and periodically reviewed. For 2004, each non-employee director – that is, every director other than Macon Brock and Bob Sasser – received an annual retainer of $16,000. In addition, the audit committee chair received $6,000 and audit committee members received $4,000; the other committee chairs and committee members received $4,000 and $2,000, respectively. Non-employee directors also received an annual grant of 6,000 options for common stock under our 2003 Non-Employee Director Stock Option Plan. Under our 2003 Director Deferred Compensation Plan, directors may elect to invest their cash fees in our common stock, options or an interest-bearing cash account.

Beginning at the 2005 annual meeting of shareholders, the Board has determined that each non-employee director will receive an annual retainer of $80,000, payable quarterly. In addition, the audit committee chair will receive $8,000 and audit committee members will receive $4,000; the other committee chairs and committee members will receive $4,000 and $2,000, respectively. The Board of Directors has elected to suspend annual option grants to current non-employee directors.

Directors may defer some or all of their cash fees under our 2003 Director Deferred Compensation Plan and invest in our stock, options or an interest-bearing cash account. At present, the Board does not intend to recommend to current directors the amount of fees that should be deferred or the amount that should be invested in Dollar Tree stock or options. However, the Board will monitor director equity ownership and ensure that each director holds an amount of Dollar Tree stock or options that the Board believes appropriately aligns his or her interest with shareholders. Such determinations will be made on a case-by-case basis as circumstances warrant.

Under the 2003 Non-Employee Director Stock Option Plan, the Board may grant an option for up to 9,000 shares to new directors upon election. The Board expects to grant non-employee directors either an option for up to 9,000 shares or an equivalent cash award, any or all of which the Board may require to be invested in our stock or options under the 2003 Deferred Compensation Plan.

      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: September 24, 2004

DOLLAR TREE STORES, INC. By: /s/ Frederick C. Coble —————————————— Frederick C. Coble Senior Vice President, Corporate Secretary